UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2006

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry Into Material Definitive Agreement

On March 21, 2006, the Compensation Committee of the Board of Directors of DaVita Inc. (the “Company”) established the operating income target that will serve as the 2006 performance goal under the DaVita Inc. Executive Incentive Plan (the “Plan”) for Kent J. Thiry, the Company’s Chairman and Chief Executive Officer, and Joseph C. Mello, the Company’s Chief Operating Officer. If the 2006 performance goal is achieved, Mr. Thiry and Mr. Mello will be eligible for a cash and restricted stock award for 2006 performance under the Plan. The Committee has the discretion to make such cash and/or restricted stock awards under the Plan as it believes to be in the best interests of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: March 27, 2006	/s/ Joseph Schohl
Joseph Schohl
Vice President, General Counsel and Secretary